Exhibit 5(b)


               LEBOEUF, LAMB, GREENE & MACRAE L.L.P. Exhibit 5(b)
                                     L.L.P.
       A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                              125 WEST 55TH STREET
                             NEW YORK, NY 10019-5389



                                                                   June 12, 2001



MDU Resources Group, Inc.
Schuchart Building
918 East Divide Avenue
P.O. Box 5650
Bismarck, North Dakota  58506-5650

Ladies and Gentlemen:

     We are acting as counsel for MDU Resources Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's registration statement on Form S-8 (the "Registration Statement") relating to the registration of 93,750 additional shares of its Common Stock, par value $1.00 (the "Stock") and the Preference Share Purchase Rights attached thereto (the "Rights"), which Stock will be granted to certain employees of Bauerly Brothers, Inc., a Minnesota corporation ("Bauerly Brothers"), pursuant to the Bauerly Brothers, Inc. Deferred Compensation Plan, dated as of April 19, 2001 (the "Plan"), adopted by the Company.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Rights Agreement, dated as of November 12, 1998, between the Company and Norwest Bank, Minnesota, N.A., as Rights Agent, together with the exhibits thereto (the "Rights Agreement"), pursuant to which the Rights were created, (iii) resolutions of the Board of Directors of the Company, dated April 19, 2001, authorizing the acquisition by the Company of Bauerly Brothers and as a part of the consideration for such acquisition, the issuance of the Stock pursuant to the Deferred Compensation Plan, (iv) the Deferred Compensation Plan,
(v) the orders of the Federal Energy Regulatory Commission dated November 7, 2000, the Montana Public Service Commission dated November 8, 2000, as amended, and the Public Service Commission of Wyoming dated November 20, 2000, and (vi) such other instruments, certificates, records and documents, and such matters of law, as we have considered necessary or appropriate for the purposes hereof. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity


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of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid Registration Statement, Rights Agreement, resolutions, orders, instruments, certificates, records and documents. We have also assumed the regularity of all corporate procedures.

     Based upon the foregoing, and subject to the limitations and qualifications contained in this opinion, we are of the opinion that:

     1.   When

          (a) appropriate authorizations by the Federal Energy Regulatory Commission, the Montana Public Service Commission and the Public Service Commission of Wyoming with respect to the issuance and sale of the Stock shall have been granted,

          (b) the Company's Board of Directors shall have approved the issuance and sale of the Stock by the Company,

          (c) the Registration Statement shall have become effective under the Securities Act and

          (d) the Stock shall have been issued, delivered and paid for in accordance with the terms of the Plan and the corporate and governmental authorizations and instruments referred to above,

the Stock will be duly authorized, validly issued, fully paid and non-assessable.

     2. The Rights, when issued in accordance with the terms of the Rights Agreement, will be validly issued and will represent legally binding obligation of the Company under the laws of the State of Delaware.

     We express no opinion with respect to any laws other than the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the Delaware laws, and the federal laws of the United States. Insofar as this opinion involves matters of the laws of the States of Montana, North Dakota and Wyoming, we have relied upon the opinion of even date herewith addressed to you by Lester H. Loble, II, Vice President, General Counsel and Secretary of the Company.


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     We hereby consent to the use of this opinion as an exhibit to the
Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                      Very truly yours,



                                      /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.

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